UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 18, 2013

Fifth Street Finance Corp. (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction)	001-33901 (Commission File Number)	26-1219283 (IRS Employer Identification No.)
10 Bank Street, 12th Floor, White Plains, NY (Address of principal executive offices)		10606 (Zip Code)

Registrant’s telephone number, including area code: (914) 286-6800

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On October 18, 2013, Fifth Street Finance Corp. (“FSC”) entered into three incremental assumption agreements to increase the size of its secured syndicated revolving credit facility with certain lenders party thereto from time to time and ING Capital LLC, as administrative agent (the “ING facility”), by $115 million. On October 22, 2013, FSC entered into an additional incremental assumption agreement to further increase the size of the ING facility by $10 million. The size of the ING facility is now $605 million, with an accordion feature allowing for potential future expansion up to $800 million, and the facility includes 14 lenders. The final maturity of the facility remains August 6, 2018.

The foregoing description of the incremental assumption agreements under the ING facility does not purport to be complete and is qualified in its entirety by reference to the form of such agreement filed as an exhibit hereto and incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description
10.1	Form of Incremental Assumption Agreement among Registrant, FSFC Holdings, Inc., Fifth Street Fund of Funds LLC, ING Capital LLC and Increasing/Assuming Lender.
99.1	Press Release dated October 23, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 23, 2013	FIFTH STREET FINANCE CORP.
By: /s/ David H. Harrison
Name: David H. Harrison
Title: Chief Compliance Officer